Exhibit 99.1
        News Release

Contacts:
Rajeev Lalwani    Jim Burke
Investor Relations    Media Relations
Rajeev.Lalwani@L3Harris.com    Jim.Burke@L3Harris.com
321-727-9383    321-727-9131

L3Harris Technologies Signs Definitive Agreements to Sell Its Military Training and Combat Propulsion Systems Businesses for $1.45 Billion

MELBOURNE, Fla., March 1, 2021 — L3Harris Technologies (NYSE: LHX) has signed definitive agreements to sell its Military Training business to CAE and its Combat Propulsion Systems and related businesses to RENK AG for a combined $1.45 billion. Each transaction is subject to customary closing conditions, including receipt of regulatory approvals, and is expected to close in the second half of 2021.

Under the first agreement, CAE (NYSE: CAE; TSX: CAE) will acquire L3Harris’ Military Training business for $1.05 billion in cash. With annual revenue of approximately $500 million, the Military Training business provides a wide range of training systems, simulations and related services to U.S. and international military customers.

Under the second agreement, RENK AG will acquire L3Harris’ Combat Propulsion Systems and related businesses for about $400 million in cash. With annual revenue of approximately $230 million, the Combat Propulsion Systems business manufactures military engines and transmissions.

“With today’s announcement, we have now completed or announced divestitures of businesses with a combined $1.4 billion of revenue for $2.5 billion in expected proceeds, and our portfolio shaping process is ongoing,” said William M. Brown, Chairman and CEO, L3Harris. “These agreements place our Military Training and Combat Propulsion Systems and related businesses with well-suited buyers, while positioning L3Harris to further focus on its core technologies and execute its strategic priorities.”

Proceeds from the divestitures are expected to be used for share repurchases.

About CAE
CAE is a high technology company, at the leading edge of digital immersion, providing solutions to make the world a safer place. Backed by a record of more than 70 years of industry firsts, CAE continues to reimagine the customer experience and revolutionize training and operational support solutions in civil aviation, defence and security, and healthcare. The company is the partner of choice to customers worldwide who operate in complex, high-stakes and largely regulated environments, where successful outcomes are critical. Testament to its customers’ ongoing needs for its solutions, over 60 percent of CAE’s revenue is recurring in nature. CAE has the broadest global presence in its industry, with approximately 10,000 employees, 160 sites and training locations in over 35 countries. www.cae.com

About RENK AG
Headquartered in Augsburg, Germany, RENK AG is a globally leading manufacturer of high-quality gear units, automatic transmissions, slide bearings, suspension systems, couplings and test systems. It serves a diverse range of end-markets with a particular focus on armored vehicles, defense and civil marine, energy production, plastics, oil & gas and others. With over 2,600 employees, RENK AG generated EUR 559 million of revenues in 2019. www.renk-ag.com

About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $18 billion in annual revenue and 48,000 employees, with customers in more than 100 countries. L3Harris.com.

Advisors
Morgan Stanley & Co. LLC is acting as financial advisor and Sullivan & Cromwell LLP is serving as legal counsel on the Military Training transaction for L3Harris. Moelis & Company LLC is serving as financial advisor and Simpson Thacher & Bartlett LLP as legal counsel for the Combat Propulsion Systems and related businesses transaction.

Forward-looking Statements
This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to anticipated timing of the closing of the transactions and the anticipated use of proceeds. The company cautions investors that any forward-looking statements are subject to risks and uncertainties (many of which are difficult to predict and generally beyond the company’s control) that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the forward-looking statements or historical performance: delays in, or failures in respect of, anticipated satisfaction of closing conditions or the ability to obtain regulatory approvals and satisfy other closing conditions in a timely manner or at all, and other potential uses of proceeds. The forward-looking statements speak only as of the date of this press release, and the company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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